Exhibit 99

NEWS RELEASE
    22901 Millcreek Boulevard, Suite 600 Cleveland, Ohio 44122
    Tel. (440) 229-5151

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko
(440) 229-5130

For Immediate Release
Thursday, May 15, 2025

NACCO INDUSTRIES INCREASES DIVIDEND BY 11%

Cleveland, Ohio, May 15, 2025 – NACCO Industries® (NYSE: NC) announced today that its Board of Directors declared a regular quarterly cash dividend of 25.25 cents per share, which represents an 11% increase compared to the prior quarterly dividend rate of 22.75 cents per share. The dividend is payable on both the Class A and Class B Common Stock, and will be paid June 16, 2025 to stockholders of record at the close of business on May 30, 2025. The new dividend is equal to an annual rate of $1.01 per share, up 10 cents from the prior annual rate of $0.91 per share. This represents NACCO’s seventh consecutive annual dividend increase since the dividend was reset following the spin-off of Hamilton Beach Brands Holding Company in September 2017. NACCO and its predecessor companies have paid quarterly cash dividends to stockholders since 1956.

J.C. Butler, President and CEO of NACCO Industries commented, “The 11% increase in our dividend underscores our confidence in NACCO’s long-term outlook, our capital management discipline and our ongoing commitment to deliver value to our stockholders. We believe 2025 will mark a pivotal year in our transformation, with each of our businesses poised to benefit from profits derived from multi-year projects, favorable market trends and strategic positioning in key sectors of the American economy.”

About NACCO Industries
NACCO Industries® brings natural resources to life by delivering aggregates, minerals, reliable fuels and environmental solutions through its robust portfolio of NACCO Natural Resources businesses. Learn more about our companies at nacco.com or get investor information at ir.nacco.com.

Forward-looking Statements Disclaimer
The statements contained in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) changes to or termination of customer or other third-party contracts, or a customer or other third party default under a contract, (2) any customer's premature facility closure or extended project development delay, (3) federal and state legislative and regulatory actions affecting fossil fuels, (4) a significant reduction in purchases by the Company's customers, including as a result of changes in coal consumption patterns of U.S. electric power generators, or changes in the power industry that would affect demand for the Company's coal and other mineral reserves, (5) supply chain disruptions, including price increases and shortages of parts and materials, inclusive of tariff effects, (6) changes in the prices of hydrocarbons, particularly diesel fuel, natural gas, natural gas liquids and oil as a result of factors such as OPEC and/or government actions, geopolitical developments, economic conditions and regulatory changes, as well as supply and demand dynamics, (7) changes in development plans by third-party lessees of the Company's mineral interests, (8) failure or delays by the Company's lessees in achieving expected production of natural gas and other hydrocarbons; the availability and cost of transportation and processing services in the areas where the Company's oil and gas reserves are located; and the ability of lessees to obtain capital or financing needed for well-development operations and leasing and development of oil and gas reserves on federal lands, (9) failure to obtain adequate insurance coverages at reasonable rates, (10) changes in tax laws or regulatory requirements, including the elimination of, or reduction in, the percentage depletion tax deduction, changes in mining or power plant emission regulations and health, safety or environmental legislation, (11) impairment charges, (12) changes in costs related to geological and geotechnical conditions, repairs and maintenance, new equipment and replacement parts, fuel or other similar items, (13) weather conditions, extended power plant outages, liquidity events or other events that would change the level of customers' coal or aggregates requirements, (14) weather or equipment problems that could affect deliveries to customers, (15) changes in the costs to reclaim mining areas, (16) costs to pursue and develop new mining, mitigation, oil and gas and power generation development opportunities and other value-added service opportunities, (17) delays or reductions in coal or aggregates deliveries, (18) the ability to successfully evaluate investments and achieve intended financial results in new business and growth initiatives, (19) disruptions from natural or human causes, including severe weather, accidents, fires, earthquakes and terrorist acts, any of which could result in suspension of operations or harm to people or the environment, and (20) the ability to attract, retain, and replace workforce and administrative employees.

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